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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Trustees of the
   American Independence Funds Trust:

We consent to use of our reports dated December 28, 2005 for the American Independence Funds Trust - UltraShort Bond Fund, Intermediate Bond Fund, Stock Fund, International Multi-Manager Stock Fund, Kansas Tax-Exempt Bond Fund, NestEgg Capital Preservation Fund, NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund, and NestEgg 2040 Fund (the predecessors to the Short-Term Bond Fund, Intermediate Bond Fund, Stock Fund, International Equity Fund, Kansas Tax-Exempt Bond Fund, NestEgg Dow Jones U.S. 2010 Fund, NestEgg Dow Jones U.S. 2015 Fund, NestEgg Dow Jones U.S. 2020 Fund, NestEgg Dow Jones U.S. 2030 Fund, and NestEgg Dow Jones U.S. 2040 Fund, respectively), which are incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses, and "Financial Statements" in the Statements of Additional Information.



Columbus, Ohio
February 27, 2006